EXHIBIT 10.15

Recording requested by:

And when recorded mail to:

Otten, Johnson, Robinson,

Neff & Ragonetti, P.C.

950 Seventeenth Street

Suite 1600

Denver, Colorado 80202

Attention: Kevin A. Gliwa, Esq.

MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING,
FINANCING STATEMENT
AND ASSIGNMENT OF LEASES AND RENTS

THIS MORTGAGE, SECURITY AGREEMENT, FIXTURE FILING, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Mortgage”) is executed as of August 2, 2019, by AMERICANN, INC., a Colorado corporation (“Borrower”) in favor of, and for the use and benefit of, MA INVESTOR, LLC, a Colorado limited liability company (“Lender”).

ARTICLE 1

PARTIES, PROPERTY, AND DEFINITIONS

The following terms and references shall have the meanings indicated:

1.1     Bankruptcy Rights: All rights and remedies at any time arising under or pursuant to Section 365(h) of Title 11 of the United States Code (the “Bankruptcy Code”), or under or pursuant to any other provision of the Bankruptcy Code, including, without limitation, all of Borrower’s rights to remain in possession of any property that is subject to a Primary Lease.

1.2     Borrower: The Borrower named in the introductory paragraph of this Mortgage, whose legal address is 1550 Wewatta Street, Denver, CO 80203, together with any future owner of the Property or any part thereof or interest therein.

1.3     Chattels: All goods, fixtures, inventory, equipment, building and other materials, supplies, and other tangible personal property of every nature, whether now owned or hereafter acquired by Borrower, used, intended for use, or reasonably required in the construction, development, or operation of the Property, together with all accessions thereto, replacements and substitutions therefor, and proceeds thereof.

1.4     Default: Any matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default.

1.5     Environmental Indemnity Agreement: The Environmental Indemnity Agreement of even date herewith made by Borrower for the benefit of Lender.

1.6     ERISA: The Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued thereunder.

1.7     Event of Default: As defined in Article 6.

1.8     Intangible Personalty: The right to use all trademarks and trade names and symbols or logos used in connection therewith, or any modifications or variations thereof, in connection with the operation of the improvements existing or to be constructed on the Property, together with all accounts, rents, issues, income, profits, fees, charges or other payments for the use and occupancy of the Property, deposit accounts, letter of credit rights, investment property, monies in the possession of Lender (including without limitation proceeds from insurance, retainages and deposits for taxes and insurance), Permits, contract rights (including, without limitation, rights to receive insurance proceeds) and general intangibles (whether now owned or hereafter acquired, and including proceeds thereof) relating to or arising from Borrower’s ownership, use, operation, leasing, or sale of all or any part of the Property.

1.9     Lease Certificate: The certificate of even date herewith made by Borrower to Lender concerning Secondary Leases.

1.10     Leasehold Estate: As defined in Section 2.1.

1.11     Lender: The Lender named in the introductory paragraph of this Mortgage, whose legal address is 18 Inverness Place East, Englewood, CO 80112, together with any future holder of the Note.

1.12     Loan: The loan from Lender to Borrower evidenced by the Note.

1.13     Loan Documents: The Note, all of the deeds of trust, mortgages and other instruments and documents securing or executed and delivered in connection with the Note, including this Mortgage, the Environmental Indemnity Agreement, the Lease Certificate and each other document executed or delivered in connection with the transaction pursuant to which the Note has been executed and delivered. The term “Loan Documents” also includes all modifications, extensions, renewals, and replacements of each document referred to above.

1.14     Note: Borrower’s promissory note of even date herewith, payable to the order of Lender in the principal face amount of $4,000,000.00, the last payment under which is due on August 1, 2022, unless such due date is accelerated, together with all renewals, extensions and modifications of such promissory note. All terms and provisions of the Note are incorporated by this reference in this Mortgage.

1.15     Permits: All permits, licenses, certificates and authorizations necessary for the beneficial development, ownership, use, occupancy, operation and maintenance of the Property.

1.16     Permitted Exceptions: The matters (excluding matters of survey) set forth in Schedule B-I of the title insurance policy insuring the lien created by this Mortgage, in form and substance satisfactory to, and accepted by, Lender, that Borrower has caused to be delivered to Lender in connection with the Loan..

1.17     Primary Lease: As defined in Section 2.1.

1.18     Property: The tract or tracts of land described in Exhibit A attached, together with the following:

(a)     All buildings, structures, and improvements now or hereafter located on such tract or tracts, as well as all rights-of-way, easements, and other appurtenances thereto;

(b)     Any land lying between the boundaries of such tract or tracts and the center line of any adjacent street, road, avenue, or alley, whether opened or proposed;

(c)     All of the rents, income, receipts, revenues, issues and profits of and from such tract or tracts and improvements;

(d)     All minerals, crops, timber, trees, shrubs, flowers, and landscaping features now or hereafter located on, under or above such tract or tracts;

(e)     All machinery, apparatus, equipment, fittings, fixtures (whether actually or constructively attached, and including all trade, domestic, and ornamental fixtures) now or hereafter located in, upon, or under such tract or tracts or improvements and used or usable in connection with any present or future operation thereof, including but not limited to all heating, air-conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, cooking, and communications apparatus; boilers, water heaters, ranges, furnaces, and burners; appliances; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; and all additions thereto and replacements therefor;

(f)     All awards and payments, including interest thereon, resulting from the exercise of any right of eminent domain or any other public or private taking of, injury to, or decrease in the value of, any of such property;

(g)     All Bankruptcy Rights; and

(h)     All other and greater rights and interests of every nature in such tract or tracts and in the possession or use thereof and income therefrom, whether now owned or subsequently acquired by Borrower.

1.19     Secondary Leases: Any and all leases, subleases and other agreements under the terms of which any person other than Borrower has or acquires any right to occupy or use the Property, or any part thereof.

1.20     Secured Obligations: All present and future obligations of Borrower to Lender evidenced by or contained in the Note, the Environmental Indemnity Agreement, this Mortgage and all other Loan Documents, whether stated in the form of promises, covenants, representations, warranties, conditions, or prohibitions or in any other form. If the maturity of the Note secured by this Mortgage is accelerated, the Secured Obligations shall include an amount equal to any prepayment premium which would be payable under the terms of the Note as if the Note were prepaid in full on the date of the acceleration.

1.21     State: The State in which the Property is located, being the Commonwealth of Massachusetts.

ARTICLE 2

GRANTING CLAUSE

2.1     Grant to Lender. As security for the Secured Obligations, Borrower hereby grants, bargains, sells, conveys, mortgages and warrants unto Lender, WITH MORTGAGE COVENANTS, the entire right, title, interest and estate of Borrower in and to the Property, whether now owned or hereafter acquired; TO HAVE AND TO HOLD the same, together with all and singular the rights, hereditaments, and appurtenances in anywise appertaining or belonging thereto, unto Lender and Lender’s successors, substitutes and assigns forever. As Exhibit A attached to this Mortgage indicates that Borrower’s interest in the land described in Exhibit A constituting a portion of the Property is in the nature of a leasehold estate (a “Leasehold Estate”), then the granting language set forth in this Section shall extend to and include the entire right, title and interest of Borrower in, to and under each lease creating a Leasehold Estate (hereinafter a “Primary Lease,” or, collectively, the “Primary Leases”), together with any other or greater interest in the Property hereafter acquired by Borrower, including, but not limited to, any fee estate hereafter acquired by Borrower in the land and any fee estate now owned or hereafter acquired by Borrower in the improvements demised under the provisions of any Primary Lease. Except as Exhibit A shall indicate that Borrower’s interest in any portion of the Property is in the nature of a Leasehold Estate, this Mortgage shall be deemed to encumber, and to grant, bargain, sell, convey and mortgage unto Lender, the fee simple title to the remainder of the Property.

2.2     Security Interest to Lender. As additional security for the Secured Obligations, Borrower hereby grants to Lender a security interest in the Property, Chattels and Intangible Personalty. To the extent any of the Property, Chattels or the Intangible Personalty may be or have been acquired with funds advanced by Lender under the Loan Documents, this security interest is a purchase money security interest. This Mortgage constitutes a Security Agreement under the Uniform Commercial Code of the State (the “Code”) with respect to any part of the Property, Chattels and Intangible Personalty that may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (all collectively hereinafter called “Collateral”); all of the terms, provisions, conditions and agreements contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Property, and the following provisions of this Section shall not limit the generality or applicability of any other provisions of this Mortgage but shall be in addition thereto:

(a)     The Collateral shall be used by Borrower solely for business purposes, and all Collateral (other than the Intangible Personalty) shall be installed upon the real estate comprising part of the Property for Borrower’s own use or as the equipment and furnishings furnished by Borrower, as landlord, to tenants of the Property;

(b)     The Collateral (other than the Intangible Personalty) shall be kept at the real estate comprising a part of the Property, and shall not be removed therefrom without the consent of Lender (being the Secured Party as that term is used in the Code); and the Collateral (other than the Intangible Personalty) may be affixed to such real estate but shall not be affixed to any other real estate;

(c)     No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office; and Borrower will, at its cost and expense, upon demand, furnish to Lender such further information and will cause to be filed or recorded such financing statements and other documents in form satisfactory to Lender and will do all such acts and things as Lender may at any time or from time to time reasonably request or as may be necessary or appropriate to establish and maintain a perfected first-priority security interest in the Collateral as security for the Secured Obligations, subject to no adverse liens or encumbrances; and Borrower will pay the cost of filing the same or filing or recording such financing statements or other documents and this instrument in all public offices wherever filing or recording is deemed by Lender to be necessary or desirable;

(d)     The terms and provisions contained in this Section and in Section 7.6 of this Mortgage shall, unless the context otherwise requires, have the meanings and be construed as provided in the Code; and

(e)     This Mortgage constitutes a financing statement under the Code with respect to the Collateral. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. The filing of this Mortgage in the real estate records of the county where the Property is located shall constitute a fixture filing in accordance with the Code. Information concerning the security interests created hereby may be obtained at the addresses set forth in Article 1 of this Mortgage. Borrower is the “Debtor” and Lender is the “Secured Party” (as those terms are defined and used in the Code) insofar as this Mortgage constitutes a financing statement.

ARTICLE 3

BORROWER’S REPRESENTATIONS AND WARRANTIES

3.1     Warranty of Title. Borrower represents and warrants to Lender that:

(a)     As to each portion (if any) of the Property in which Borrower’s interest is in the nature of a Leasehold Estate (as indicated in Exhibit A attached hereto), Borrower is the sole owner and holder of such Leasehold Estate and the entire right, title and interest of the lessee or tenant under the Primary Lease creating such Leasehold Estate, such Leasehold Estate and Primary Lease are in full force and effect in accordance with their terms, there are no defaults under such Primary Lease by any of the parties thereto and there are no events or circumstances existing which, after notice or the passage of time, or both, would constitute a Default or an Event of Default under such Primary Lease, and the Leasehold Estate and Borrower’s interest under such Primary Lease are free and clear of all liens, encumbrances, security interests and other claims whatsoever;

(b)     Except as specifically described in subsection 3.1(a), Borrower has good and marketable fee simple title to the Property, and such fee simple title is free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;

(c)     Borrower is the sole and absolute owner of the Chattels and the Intangible Personalty, free and clear of all liens, encumbrances, security interests and other claims whatsoever, subject only to the Permitted Exceptions;

(d)     This Mortgage is a valid and enforceable first lien and security interest on the Property, Chattels and Intangible Personalty, subject only to the Permitted Exceptions;

(e)     Borrower, for itself and its successors and assigns, hereby agrees to warrant and forever defend, all and singular of the property and property interests granted and conveyed pursuant to this Mortgage, against every person whomsoever lawfully claiming, or to claim, the same or any part thereof.

3.2     Due Authorization. If Borrower is other than a natural person, then each individual who executes this document on behalf of Borrower represents and warrants to Lender that such execution has been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of Borrower. Borrower represents that, with respect to any portion of the Property in which Borrower’s interest is in the nature of a Leasehold Estate, Borrower has obtained all consents and approvals required in connection with the execution, delivery and performance of this Mortgage. Without limitation, Borrower represents that it has obtained all such consents and approvals which are required from the landlord or lessor under the Primary Lease creating such Leasehold Estate, and that Lender is, and at all times will be, free to exercise its rights and powers pursuant to this Mortgage, including each of the rights set forth in Article 7 hereof, in accordance with the terms of the Landlord Estoppel Certificate and Agreement executed in connection with this Mortgage and the terms of the Primary Lease.

3.3     Other Representations and Warranties. Borrower represents and warrants to Lender as follows:

(a)     Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado. Borrower is duly authorized to transact business in and is in good standing under the laws of the Commonwealth of Massachusetts;

(b)     The execution, delivery and performance by Borrower of the Loan Documents are within Borrower’s power and authority and have been duly authorized by all necessary action;

(c)     This Mortgage is, and each other Loan Document to which Borrower is a party will, when delivered hereunder, be valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by equitable principles and bankruptcy, insolvency and similar laws affecting creditors’ rights;

(d)     The execution, delivery and performance by Borrower of the Loan Documents will not contravene any contractual or other restriction binding on or affecting Borrower and will not result in or require the creation of any lien, security interest, other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties;

(e)     The execution, delivery and performance by Borrower of the Loan Documents does not contravene any applicable law;

(f)     No authorization, approval, consent or other action by, and no notice to or filing with, any court, governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of any of the Loan Documents or the effectiveness of any assignment of any of Borrower’s rights and interests of any kind to Lender;

(g)     No part of the Property, Chattels, or Intangible Personalty is in the hands of a receiver, no application for a receiver is pending with respect to any portion of the Property, Chattels, or Intangible Personalty, and no part of the Property, Chattels, or Intangible Personalty is subject to any foreclosure or similar proceeding;

(h)     Borrower has not made any assignment for the benefit of creditors, nor has Borrower filed, or had filed against it, any petition in bankruptcy;

(i)     There is no pending or, to the best of Borrower’s knowledge, threatened, litigation, action, proceeding or investigation, including, without limitation, any condemnation proceeding, against Borrower or the Property before any court, governmental or quasi-governmental, arbitrator or other authority;

(j)     Borrower is a “non-foreign person” within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder;

(k)     Access to and egress from the Property are available and provided by a non-exclusive access from the Property to public streets over “Area 4” as described in Exhibit A, and Borrower has no knowledge of any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property;

(l)     All public utility services necessary for the operation of all improvements constituting part of the Property for their intended purposes are available at the boundaries of the land constituting part of the Property, including water supply, storm and sanitary sewer facilities, and natural gas, electric, telephone and internet facilities;

(m)     The Property is located in a zoning district designated Medical and Recreational Overlay District by the Town of Freetown, Massachusetts. Such designation permits the development, use and operation of the Property as it is intended to be operated as a permitted, and not as a non-conforming use. The Property complies in all respects with all zoning ordinances, regulations, requirements, conditions and restrictions, including but not limited to deed restrictions and restrictive covenants, applicable to the Property;

(n)     There are no special or other assessments for public improvements or otherwise now affecting the Property, nor does Borrower know of any pending or threatened special assessments affecting the Property or any contemplated improvements affecting the Property that may result in special assessments. There are no tax abatements or exemptions affecting the Property;

(o)     Borrower has filed all tax returns it is required to have filed, and has paid all taxes as shown on such returns or on any assessment received pertaining to the Property;

(p)     Borrower has not received any notice from any governmental body having jurisdiction over the Property as to any violation of any applicable law, or any notice from any insurance company or inspection or rating bureau setting forth any requirements as a condition to the continuation of any insurance coverage on or with respect to the Property or the continuation thereof at premium rates existing at present which have not been remedied or satisfied;

(q)     Borrower is not in default, in any manner which would adversely affect its properties, assets, operations or condition (financial or otherwise), in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it or any of its properties, assets or revenues are bound;

(r)     Except as set forth in the Lease Certificate, there are no occupancy rights (written or oral), Secondary Leases or tenancies presently affecting any part of the Property. The Lease Certificate contains a true and correct description of all Secondary Leases presently affecting the Property. No written or oral agreements or understandings exist between Borrower and the tenants under the Secondary Leases described in the Lease Certificate that grant such tenants any rights greater than those described in the Lease Certificate or that are in any way inconsistent with the rights described in the Lease Certificate;

(s)     There are no options, purchase contracts or other similar agreements of any type (written or oral) presently affecting any part of the Property;

(t)     There exists no brokerage agreement with respect to any part of the Property;

(u)     All Permits necessary for the operation, use, ownership, development, occupancy and maintenance of the Property as a marijuana greenhouse growing and processing facility have been obtained. None of the Permits has been suspended or revoked, and all of the Permits are in full force and effect, are fully paid for, and Borrower has made or will make application for renewals of any of the Permits, if needed, prior to the expiration thereof;

(v)     All insurance policies held by Borrower relating to or affecting the Property are in full force and effect and shall remain in full force and effect until all Secured Obligations are satisfied. Borrower has not received any notice of default or notice terminating or threatening to terminate any such insurance policies. Borrower has made or will make application for renewals of any of such insurance policies prior to the expiration thereof;

(w)     Borrower currently complies with ERISA. Neither the making of the Loan nor the exercise by Lender of any of its rights under the Loan Documents constitutes or will constitute a non-exempt, prohibited transaction under ERISA; and

(x)     Borrower’s exact legal name is correctly set out in the introductory paragraph of this Mortgage. Borrower’s location (as such term is used in Section 5.8 hereof) is the State of Colorado.

3.4     Continuing Effect. Borrower shall be liable to Lender for any damage suffered by Lender if any of the foregoing representations are inaccurate as of the date hereof, regardless of when such inaccuracy may be discovered by, or result in harm to, Lender. Borrower further represents and warrants that the foregoing representations and warranties, as well as all other representations and warranties of Borrower to Lender relative to the Loan Documents, shall remain true and correct during the term of the Note and this Mortgage.

ARTICLE 4

BORROWER’S AFFIRMATIVE COVENANTS

4.1     Payment of Note. Borrower will pay all principal, interest, and other sums payable under the Note, on the date when such payments are due, without notice or demand.

4.2     Performance of Other Obligations. Borrower will promptly and strictly perform and comply with all other covenants, conditions, and prohibitions required of Borrower by the terms of the Loan Documents.

4.3     Other Encumbrances. Borrower will promptly and strictly perform and comply with all covenants, conditions, and prohibitions required of Borrower in connection with any other encumbrance affecting the Property, the Chattels, or the Intangible Personalty, or any part thereof, or any interest therein, regardless of whether such other encumbrance is superior or subordinate to the lien hereof.

4.4     Payment of Taxes.

(a)     Property Taxes. Borrower will (i) pay, before delinquency, all taxes and assessments, general or special, which may be levied or imposed at any time against Borrower’s interest and estate in the Property, the Chattels, or the Intangible Personalty, and (ii) within ten days after each payment of any such tax or assessment, Borrower will deliver to Lender, without notice or demand, an official receipt for such payment.

(b)     Intangible Taxes. If by reason of any statutory or constitutional amendment or judicial decision adopted or rendered after the date hereof, any tax, assessment, or similar charge is imposed against the Note, Lender, or any interest of Lender in any real or personal property encumbered hereby, Borrower will pay such tax, assessment, or other charge before delinquency and will indemnify Lender against all loss, expense, or diminution of income in connection therewith. In the event Borrower is unable to do so, either for economic reasons or because the legal provisions or decisions creating such tax, assessment or charge forbid Borrower from doing so, then the Note will, at Lender’s option, become due and payable in full upon thirty (30) days’ notice to Borrower.

(c)     Right to Contest. Notwithstanding any other provision of this Section, Borrower will not be deemed to be in default solely by reason of Borrower’s failure to pay any tax, assessment or similar governmental charge so long as, in Lender’s judgment, each of the following conditions is satisfied:

(i)     Borrower is engaged in and diligently pursuing in good faith administrative or judicial proceedings appropriate to contest the validity or amount of such tax, assessment, or charge; and

(ii)     Borrower’s payment of such tax, assessment, or charge would necessarily and materially prejudice Borrower’s prospects for success in such proceedings; and

(iii)     Nonpayment of such tax, assessment, or charge will not result in the loss or forfeiture of any property encumbered hereby or any interest of Lender therein.

If Lender determines that any one or more of such conditions is not satisfied or is no longer satisfied, Borrower will pay the tax, assessment, or charge in question, together with any interest and penalties thereon, within ten (10) business days after Lender gives notice of such determination.

4.5     Maintenance of Insurance.

(a)     Coverages Required. Borrower shall maintain or cause to be maintained, with financially sound and reputable insurance companies or associations satisfactory to Lender, the following insurance coverages:

(i)     Property Insurance. The Property shall be insured for the benefit of Lender as “mortgagee” or “lender loss payee” (with Borrower being the named insured) on a “Full Replacement Cost” basis (defined as the cost of replacing the improvements on the Property (the “Improvements”), together with appurtenances and betterments in compliance with the prevailing building codes, without deduction for physical depreciation thereof, at the time of replacement of property, following a loss). The Property shall be insured on an “All Risk” or “Special Policy” form. If determined necessary by Lender, Borrower will also maintain coverage for flood, earthquake, windstorm, tsunami and/or pollution. The policy shall be endorsed to provide “Law and Ordinance” or “Demolition” and “Increased Cost of Construction” coverage;

(ii)     Rent Loss/Business Interruption. Borrower shall maintain rent loss or business interruption insurance on an “Actual Loss Sustained” basis or, at Lender’s sole option, in amounts sufficient to prevent Lender from being a co insurer. Such insurance shall be for an amount no less than twelve months’ projected gross income from the Property;

(iii)     Boiler and Machinery. Borrower shall maintain boiler and machinery insurance covering physical damage to the Property and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Lender may require. The policy shall include coverage for business interruption due to mechanical equipment malfunctions, including expediting and extra expense, in an amount usual and customary for similar risks, as determined by Lender;

(iv)     Builder’s Risk. During the period of any construction, repair, renovation, restoration or replacement of the Improvements or Property, Borrower shall obtain and maintain a completed value “All Risk” Builder’s Risk policy in an amount equal to one hundred percent (100%) of the replacement cost of the Property;

(v)     Liability. Borrower shall obtain and maintain commercial general and excess liability insurance on the broadest forms available for similar risks, written on an “occurrence policy form,” with Lender named as an additional insured, against all claims for bodily injury, disease or death, property damage, personal injury and contractual liability in an amount not less than $2,000,000.00 with respect to any one occurrence, and not less than $5,000,000.00 with respect to more than one occurrence; and,

(vi)     Workers’ Compensation and Employers’ Liability. Borrower will maintain workers’ compensation and employer’s liability insurance, or their equivalent, for all its employees, and will cause any of its agents, contractors and subcontractors of any tier, and vendors to maintain similar insurance for all their respective employees, to the fullest extent required under the laws of the state or country in which the Property is located.

(b)     Renewal Policies. Prior to the expiration date of each insurance policy required pursuant to this Mortgage, Borrower will deliver to Lender an appropriate renewal policy (or a certified copy thereof), together with evidence satisfactory to Lender that the applicable premium has been prepaid.

(c)     Deposit for Premiums. Within ten (10) days after written demand made by Lender after the occurrence of any Event of Default, Borrower shall deposit with Lender an amount equal to 1/12th of the amount which Lender estimates will be required to make the next annual payments of the premiums for the policies of insurance referred to in this Section, multiplied by the number of whole and partial months which have elapsed since the date one month prior to the most recent policy anniversary date for each such policy. Thereafter, with each monthly payment under the Note, Borrower will deposit an amount equal to 1/12th of the amount which Lender estimates will be required to pay the next required annual premium for each insurance policy referred to in this Section. The purpose of these provisions is to provide Lender with sufficient funds on hand to pay all such premiums thirty (30) days before the date on which they become past due. If the Lender, in its sole discretion, determines that the funds impounded hereunder are, or will be, insufficient, Borrower shall upon demand pay such additional sums as Lender shall determine necessary and shall pay any increased monthly charges requested by Lender. Provided no Default or Event of Default exists hereunder, Lender will apply the amounts so deposited to the payment of such insurance premiums when due, but in no event will Lender be liable for any interest on any amounts so deposited, and the money so received may be held and commingled with Lender’s own funds.

(d)     Application of Hazard Insurance Proceeds. Borrower shall promptly notify Lender of any damage or casualty to all or any portion of the Property or Chattels. Lender may participate in all negotiations and appear and participate in all judicial arbitration proceedings concerning any insurance proceeds which may be payable as a result of such casualty or damage. Any such insurance proceeds shall be paid to Lender and shall be applied first to reimburse Lender for all costs and expenses, including attorneys’ fees, incurred by Lender in connection with the collection of such insurance proceeds. The balance of any insurance proceeds received by Lender with respect to an insured casualty may, in Lender’s sole discretion, either (i) be retained and applied by Lender toward payment of the Secured Obligations, or (ii) be paid over, in whole or in part and subject to such conditions as Lender may impose, to Borrower to pay for repairs or replacements necessitated by the casualty; provided, however, that if all of the Secured Obligations have been performed or are discharged by the application of less than all of such insurance proceeds, then any remaining proceeds will be paid over to Borrower. Notwithstanding the preceding sentence, if (A) no Default or Event of Default shall exist hereunder, and (B) the proceeds received by Lender (together with any other funds delivered by Borrower to Lender for such purpose) shall be sufficient, in Lender’s reasonable judgment, to pay for any restoration necessitated by the casualty, and (C) the cost of such restoration shall not exceed $200,000, and (D) such restoration can be completed, in Lender’s judgment, at least one hundred and twenty (120) days prior to the maturity date of the Note, and (E) pursuant to the provisions of any Primary Lease Borrower is required to undertake the repairs or replacements necessitated by the casualty, then Lender shall apply such proceeds as provided in clause (ii) of the preceding sentence. Lender will have no obligation to see to the proper application of any insurance proceeds paid over to Borrower, nor will any such proceeds received by Lender bear interest or be subject to any other charge for the benefit of Borrower. Lender may, prior to the application of insurance proceeds, commingle them with Lender’s own funds and otherwise act with regard to such proceeds as Lender may determine in Lender’s sole discretion.

(e)     Successor’s Rights. Any person who acquires title to the Property or the Chattels upon foreclosure hereunder will succeed to all of Borrower’s rights under all policies of insurance maintained pursuant to this Section.

4.6     Maintenance and Repair of Property and Chattels. Borrower will at all times maintain the Property and the Chattels in good condition and repair, will diligently prosecute the completion of any building or other improvement which is at any time in the process of construction on the Property, and will promptly repair, restore, replace, or rebuild any part of the Property or the Chattels which may be affected by any casualty or any public or private taking or injury to the Property or the Chattels. All costs and expenses arising out of the foregoing shall be paid by Borrower whether or not the proceeds of any insurance or eminent domain shall be sufficient therefor. Borrower will comply with all statutes, ordinances, and other governmental or quasi-governmental requirements and private covenants relating to the ownership, construction, use, or operation of the Property, including but not limited to any environmental or ecological requirements; provided, that so long as Borrower is not otherwise in default hereunder, Borrower may, upon providing Lender with security reasonably satisfactory to Lender, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, or requirement. Lender and any person authorized by Lender may enter and inspect the Property at all reasonable times, and may inspect the Chattels, wherever located, at all reasonable times, upon prior reasonable notice to Borrower.

4.7     Primary Leases. Borrower shall timely pay and perform, in a timely manner, each of its obligations under or in connection with the Primary Leases (if any), and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Primary Leases in full force and effect in accordance with its terms. Borrower shall immediately furnish to Lender copies of any notices given to Borrower by the lessor under any Primary Lease, alleging the default by Borrower in the timely payment or performance of its obligations under such Primary Lease and any subsequent communication related thereto. Borrower shall also promptly furnish to Lender copies of any notices given to Borrower by the lessor under any Primary Lease, extending the term of any Primary Lease, requiring or demanding the expenditure of any significant sum by Borrower (or demanding the taking of any action by Borrower), or relating to any other material obligation of Borrower under such Primary Lease or any subsequent communication related thereto. Borrower agrees that Lender, in its sole discretion, may advance any sum or take any action which Lender believes is necessary or required to maintain the Primary Leases in full force and effect, and all such sums advanced by Lender, together with all costs and expenses incurred by Lender in connection with action taken by Lender pursuant to this Section, shall be due and payable by Borrower to Lender upon demand, shall bear interest until paid at the “Default Rate” (as that term is defined in the Note), and shall be secured by this Mortgage.

4.8     Secondary Leases. Borrower shall timely pay and perform each of its obligations under or in connection with the Secondary Leases, and shall otherwise pay such sums and take such action as shall be necessary or required in order to maintain each of the Secondary Leases in full force and effect in accordance with its terms. Borrower shall immediately furnish to Lender copies of any notices given to Borrower by the lessee under any Secondary Lease, alleging the default by Borrower in the timely payment or performance of its obligations under such Secondary Lease and any subsequent communication related thereto. Borrower shall also promptly furnish to Lender copies of any notices given to Borrower by the lessee under any Secondary Lease, extending the term of any Secondary Lease, requiring or demanding the expenditure of any sum by Borrower (or demanding the taking of any action by Borrower), or relating to any other material obligation of Borrower under such Secondary Lease and any subsequent communication related thereto. Borrower agrees that Lender, in its sole discretion, may advance any sum or take any action which Lender believes is necessary or required to maintain the Secondary Leases in full force and effect, and all such sums advanced by Lender, together with all costs and expenses incurred by Lender in connection with action taken by Lender pursuant to this Section, shall be due and payable by Borrower to Lender upon demand, shall bear interest until paid at the Default Rate (as defined in the Note), and shall be secured by this Mortgage.

4.9     Eminent Domain; Private Damage. If all or any part of the Property is taken or damaged by eminent domain or any other public or private action, Borrower will notify Lender promptly of the time and place of all meetings, hearings, trials, and other proceedings relating to such action. Lender may participate in all negotiations and appear and participate in all judicial or arbitration proceedings concerning any award or payment which may be due as a result of such taking or damage, and may, in Lender’s reasonable discretion, compromise or settle, in the names of both Borrower and Lender, any claim for any such award or payment. Any such award or payment is to be paid to Lender and will be applied first to reimburse Lender for all costs and expenses, including attorneys’ fees, incurred by Lender in connection with the ascertainment and collection of such award or payment. The balance, if any, of such award or payment may, in Lender’s sole discretion, either (a) be retained by Lender and applied toward the Secured Obligations, or (b) be paid over, in whole or in part and subject to such conditions as Lender may impose, to Borrower for the purpose of restoring, repairing, or rebuilding any part of the Property affected by the taking or damage. Notwithstanding the preceding sentence, if (i) no Default or Event of Default shall have occurred and be continuing hereunder, and (ii) the proceeds received by Lender (together with any other funds delivered by Borrower to Lender for such purpose) shall be sufficient, in Lender’s reasonable judgment, to pay for any restoration necessitated by the taking or damage, and (iii) the cost of such restoration shall not exceed $100,000, and (iv) such restoration can be completed, in Lender’s judgment, at least ninety (90) days prior to the maturity date of the Note, and (iv) the remaining Property shall constitute, in Lender’s sole judgment, adequate security for the Secured Obligations, and (v) pursuant to the provisions of any Primary Lease, Borrower is required to restore, repair or rebuild the portion of the Property affected by the taking or damage, then Lender shall apply such proceeds as provided in clause (b) of the preceding sentence. Lender will have no duty to see to the application of any part of any award or payment released to Borrower. Borrower’s duty to pay the Note in accordance with its terms and to perform the other Secured Obligations will not be suspended by the pendency or discharged by the conclusion of any proceedings for the collection of any such award or payment, and any reduction in the Secured Obligations resulting from Lender’s application of any such award or payment will take effect only when Lender receives such award or payment. If this Mortgage has been foreclosed prior to Lender’s receipt of such award or payment, Lender may nonetheless retain such award or payment to the extent required to reimburse Lender for all costs and expenses, including attorneys’ fees, incurred in connection therewith, and to discharge any deficiency remaining with respect to the Secured Obligations.

4.10     Mechanics’ Liens. Borrower will keep the Property free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within thirty (30) days after the recording thereof. Notwithstanding the preceding sentence, however, Borrower will not be deemed to be in default under this Section if and so long as Borrower (a) contests in good faith the validity or amount of any asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, (b) provides Lender with such security as Lender may require to protect Lender against all loss, damage, and expense, including attorneys’ fees, which Lender might incur if the asserted lien is determined to be valid.

4.11     Defense of Actions. Borrower will defend, at Borrower’s expense, any action, proceeding or claim which affects any property encumbered hereby or any interest of Lender in such property or in the Secured Obligations, and will indemnify and hold Lender harmless from all loss, damage, cost, or expense, including attorneys’ fees, which Lender may incur in connection therewith.

4.12     Expenses of Enforcement. Borrower will pay all costs and expenses, including attorneys’ fees, which Lender may incur in connection with any effort or action (whether or not litigation or foreclosure is involved) to enforce or defend Lender’s rights and remedies under any of the Loan Documents, including but not limited to all attorneys’ fees, appraisal fees, consultants’ fees, and other expenses incurred by Lender in securing title to or possession of, and realizing upon, any security for the Secured Obligations. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred) shall constitute part of the Secured Obligations, and may be included in the computation of the amount owed to Lender for purposes of foreclosing or otherwise enforcing this Mortgage.

4.13     Financial Reports. During the term of the Loan, Borrower shall supply to Lender and Lender’s loan servicer (a) within thirty (30) days following the end of each quarter, Borrower’s operating statements for the Property as of the end of and for the preceding quarter and fiscal year, as applicable, in each case prepared against the budget for such year; (b) contemporaneously with Borrower’s delivery of each of such operating statements, a certified rent roll signed and dated by Borrower detailing the names of all tenants under the Leases, the portion of the improvements on the Property occupied by each tenant, the rent and any other charges payable under each Lease, and the term of each Lease; and (c) within ninety (90) days following the end of each year, an annual balance sheet and profit and loss statement of Borrower. The financial statements and reports described in (a) and (c) above shall be in such detail as Lender may require, shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be certified as true and correct by Borrower.

4.14     Priority of Secondary Leases. To the extent Borrower has the right, under the terms of any Secondary Lease, to make such lease subordinate to the lien hereof, Borrower will, at Lender’s request and Borrower’s expense, take such action as may be required to effect such subordination. Conversely, Borrower will, at Lender’s request and Borrower’s expense, take such action as may be necessary to subordinate the lien hereof to any future Secondary Lease designated by Lender.

4.15     Inventories; Assembly of Chattels. Borrower will, from time to time at the request of Lender, supply Lender with a current inventory of the Chattels and the Intangible Personalty, in such detail as Lender may require. Upon the occurrence of any Event of Default hereunder, Borrower will at Lender’s request assemble the Chattels and make them available to Lender at any place designated by Lender which is reasonably convenient to both parties.

4.16     Compliance with Laws, Etc. Borrower shall comply in all material respects with all applicable state, federal, and other laws, rules, regulations and orders, such compliance to include, without limitation, maintaining all Permits and paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Borrower or the Property.

4.17     Records and Books of Account. Borrower shall keep accurate and complete records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions relating to the Property.

4.18     Inspection Rights. At any reasonable time, and from time to time upon prior reasonable notice, Borrower shall permit Lender, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect the Property and to discuss with Borrower the affairs, finances and accounts of Borrower.

4.19     Change of Borrower’s Address or State of Organization. Borrower shall promptly notify Lender if changes are made in Borrower’s address from that set forth in Section 9.8 hereof, or if Borrower shall either change its “location” (as such term is used in Section 5.8 hereof), its state of organization or if Borrower shall organize in any state other than the State of Colorado.

4.20     Further Assurances; Estoppel Certificates. Borrower will execute and deliver to Lender upon demand, and pay the costs of preparation and recording thereof, any further documents which Lender may request to confirm or perfect the liens and security interests created or intended to be created hereby, or to confirm or perfect any evidence of the Secured Obligations. Borrower will also, within ten (10)  business days after any request by Lender, deliver to Lender a signed and acknowledged statement certifying to Lender, or to any proposed transferee of the Secured Obligations, (a) the balance of principal, interest, and other sums then outstanding under the Note, and (b) whether Borrower claims to have any offsets or defenses with respect to the Secured Obligations and, if so, the nature of such offsets or defenses.

4.21     Costs of Closing. Borrower shall on demand pay directly or reimburse Lender for any costs or expenses pertaining to the closing of the Loan, including, but not limited to, fees of counsel for Lender, costs and expenses for which invoices were not available at the closing of the Loan, or costs and expenses which are incurred by Lender after such closing, including, without limitation, costs or expenses incurred to obtain originals or copies of recorded or filed Loan Documents and UCC financing statements. All such costs and expenses (together with interest thereon at the Default Rate from the date incurred by Lender) shall constitute a part of the Secured Obligations, and may be included in the computation of the amount owed to Lender for purposes of foreclosing or otherwise enforcing this Mortgage.

4.22     Intentionally deleted.

4.23     Use. Borrower shall use or shall cause the Property to be used solely for the operation of a marijuana greenhouse growing and processing facility, and for no other use or purpose.

4.24     Intentionally deleted.

4.25     Intentionally deleted.

4.26     General Indemnity. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Loan Documents; provided, however, that the foregoing shall not apply (a) to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties or (b) provided no Event of Default then exists, to any disputes among the Indemnified Parties not caused in whole or in part by a breach of Borrower’s obligations under the Loan Documents. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property), costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees and all other costs of defense. The term “Indemnified Parties” shall mean (i) Lender, (ii) any servicer of the Loan, (iii) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (iv) the heirs, legal representatives, successors and assigns of each of the foregoing. THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY OR ANY STRICT LIABILITY.

4.27     Duty to Defend, Costs and Expenses. Upon request, whether Borrower’s obligation to indemnify Lender arises under Section 4.26 above or elsewhere in the Loan Documents, Borrower shall defend the Indemnified Parties (in Borrower’s or the Indemnified Parties’ names) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse the Indemnified Parties for all Losses imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in Section 4.26 above and/or the enforcement or preservation of the Indemnified Parties’ rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Secured Obligations, (c) bear interest from the date of demand at the Default Rate until paid if not paid on demand, and (d) be secured by this Mortgage.

ARTICLE 5

BORROWER’S NEGATIVE COVENANTS

5.1     Waste and Alterations. Borrower will not commit or permit any waste with respect to the Property or the Chattels. Borrower shall not cause or permit any part of the Property, including but not limited to any building, structure, parking lot, driveway, landscape scheme, timber, or other ground improvement, to be removed, demolished, or materially altered without the prior written consent of Lender, such consent not to be reasonably withheld, conditioned or delayed.

5.2     Zoning and Private Covenants. Borrower will not initiate, join in, or consent to any change in any zoning ordinance or classification, any change in the “zone lot” or “zone lots” (or similar zoning unit or units) presently comprising the Property, any transfer of development rights, any private restrictive covenant, or any other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof, without the express written consent of Lender. If under applicable zoning provisions the use of all or any part of the Property is or becomes a nonconforming use, Borrower will not cause such use to be discontinued or abandoned without the express written consent of Lender, and Borrower will use its best efforts to prevent the tenant under any Secondary Lease from discontinuing or abandoning such use.

5.3      Interference with Leases.

(a)     Borrower will neither do nor neglect to do anything which may cause or permit the termination of any Primary Lease, and Borrower will not enter into any modification of any Primary Lease without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed if the requested modification is not material.

(b)     Borrower will neither do, nor neglect to do, anything which may cause or permit the termination of any Secondary Lease of all or any part of the Property, or cause or permit the withholding or abatement of any rent payable under any such Secondary Lease.

(c)     Without Lender’s prior written consent, which may be granted or withheld in Lender’s sole discretion, Borrower shall not enter into or modify any Secondary Lease of all or any part of the Property. Any submission by Borrower for Lender’s approval of a Lease or modification thereof shall be accompanied by a copy of such Lease or modification, a Lease abstract, a then-current rent roll for the Property, year-to-date and prior year operating statements for the Property, and a cover letter requesting Lender’s approval which contains a signature line on which Lender may evidence its approval of such Lease or modification.

(d)     Except with the prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion, Borrower will not (i) collect rent from all or any part of the Property for more than one month in advance, (ii) assign the rents from the Property or any part thereof, or (iii) consent to the cancellation or surrender of all or any part of any Secondary Lease, except that Borrower may in good faith terminate any Secondary Lease for nonpayment of rent or other material breach by the tenant.

5.4     Transfers or Further Encumbrances; Change in Control. Without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion, Borrower shall not (a) sell, assign, convey, transfer or otherwise dispose of any legal, beneficial or equitable interest in all or any part of the Property, (b) permit or suffer any owner, directly or indirectly, of any beneficial interest in the Property or Borrower to transfer such interest, whether by transfer of partnership, membership, stock or other beneficial interest in any entity or otherwise; provided, however, that transfers of shares of stock in Borrower made on nationally recognized public exchanges in the ordinary course of business shall not be prohibited unless such transfers result in a change of management or control of Borrower, or (c) permit any change in the management or control of Borrower, or (d) mortgage, hypothecate or otherwise encumber or permit to be encumbered or grant or permit to be granted a security interest in all or any part of, or any interest in, the Property or Borrower. For purposes of this Section, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Borrower, whether through the ownership of voting securities, by contract or otherwise. The provisions of this Section shall not prohibit transfers of title or interest under any will or testament or applicable law of descent.

5.5     Further Encumbrance of Chattels. Borrower will neither create nor permit any lien, security interest or encumbrance against the Chattels or Intangible Personalty or any part thereof or interest therein, other than the liens and security interests created by the Loan Documents, without the prior written consent of Lender, which may be withheld for any reason.

5.6     Assessments Against Property. Borrower will not, without the prior written approval of Lender, which may be withheld for any reason, consent to or allow the creation of any so-called special districts, special improvement districts, benefit assessment districts or similar districts, or any other body or entity of any type, or allow to occur any other event, that would or might result in the imposition of any additional taxes, assessments or other monetary obligations or burdens on the Property, and this provision shall serve as RECORD NOTICE to any such district or districts or any governmental entity under whose authority such district or districts exist or are being formed that, should Borrower or any other person or entity include all or any portion of the Property in such district or districts, whether formed or in the process of formation, without first obtaining Lender’s express written consent, the rights of Lender in the Property pursuant to this Mortgage or following any foreclosure of this Mortgage, and the rights of any person or entity to whom Lender might transfer the Property following a foreclosure of this Mortgage, shall be senior and superior to any taxes, charges, fees, assessments or other impositions of any kind or nature whatsoever, or liens (whether statutory, contractual or otherwise) levied or imposed, or to be levied or imposed, upon the Property or any portion thereof as a result of inclusion of the Property in such district or districts.

5.7     Transfer or Removal of Chattels. Borrower will not sell, transfer or remove from the Property all or any part of the Chattels, unless the items sold, transferred, or removed are simultaneously replaced with similar items of equal or greater value.

5.8     Change of Name, Organizational I.D. No. or Location. Borrower will not change the name under which Borrower does business (or adopt or begin doing business under any other name or assumed or trade name), change its organizational identification number, or change its location, without first notifying Lender of Borrower’s intention to do so and delivering to Lender such organizational documents of Borrower and executed modifications or supplements to this Mortgage (and to any financing statement which may be filed in connection herewith) as Lender may require. For purposes of the foregoing, Borrower’s “location” shall mean (a) if Borrower is a registered organization, Borrower’s state of registration, (b) if Borrower is an individual, the state of Borrower’s principal residence, or (c) if Borrower is neither a registered organization nor an individual, the state in which Borrower’s place of business (or, if Borrower has more than one place of business, the Borrower’s chief executive office) is located.

5.9     Improper Use of Property or Chattels. Borrower will not use the Property or the Chattels for any purpose or in any manner which violates any applicable law, ordinance, or other governmental requirement, the requirements or conditions of any insurance policy, or any private covenant.

5.10    ERISA. Borrower shall not engage in any transaction which would cause the Note (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt, prohibited transaction under ERISA, (including for this purpose the parallel provisions of Section 4975 of the Internal Revenue Code of 1986, as amended), or otherwise result in Lender being deemed in violation of any applicable provisions of ERISA. Borrower shall indemnify, protect, defend, and hold Lender harmless from and against any and all losses, liabilities, damages, claims, judgments, costs, and expenses (including, without limitation attorneys’ fees and costs incurred in the investigation, defense, and settlement of claims and in obtaining any individual ERISA exemption or state administrative exception that may be required, in Lender’s sole and absolute discretion) that Lender may incur, directly or indirectly, as the result of the breach by Borrower of any warranty or representation set forth in Section 3.3(w) hereof or the breach by Borrower of any covenant contained in this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Mortgage.

5.11    Use of Proceeds. Borrower will not use any funds advanced by Lender under the Loan Documents for household or agricultural purposes, to purchase margin stock, or for any purpose prohibited by law.

5.12     Intentionally deleted.

5.13    REA and Other Major Approvals. Without Lender’s prior written consent, which may be granted or withheld in Lender’s reasonable discretion, Borrower shall not enter into or modify any reciprocal easement agreement, declaration, covenant, condition or restriction, ground lease, any operating agreement, or any other document recorded against the Property.

ARTICLE 6

EVENTS OF DEFAULT

Each of the following events will constitute a default (an “Event of Default”) under this Mortgage and under each of the other Loan Documents:

6.1     Failure to Pay Note. Borrower’s failure to make any payment when due under the terms of the Note or any other Loan Document.

6.2     Due on Sale or Encumbrance. The occurrence of any violation of any covenant contained in Section 5.4, 5.5 or 5.7 hereof.

6.3     Other Obligations. The failure of Borrower to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under the Note or the other Loan Documents) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Lender to Borrower; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Borrower commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for sixty (60) days after such written notice to Borrower.

6.4     Default Under or Termination of Primary Lease. The occurrence of any default by Borrower under any Primary Lease, or if any Primary Lease shall be terminated before the expiration of the term thereof for any reason, without the prior written consent of Lender.

6.5     Levy Against Property. The levy against any of the Property, Chattels or Intangible Personalty, of any execution, attachment, sequestration or other writ.

6.6     Liquidation. The liquidation, termination or dissolution of Borrower.

6.7     Appointment of Receiver. The appointment of a trustee or receiver for the assets, or any part thereof, of Borrower, or the appointment of a trustee or receiver for any real or personal property, or the like, or any part thereof, representing the security for the Secured Obligations.

6.8     Assignments. The making by Borrower of a transfer in fraud of creditors or an assignment for the benefit of creditors.

6.9     Order for Relief. The entry in bankruptcy of an order for relief for or against Borrower.

6.10    Bankruptcy. The filing of any petition (or answer admitting the material allegations of any petition), or other pleading, seeking entry of an order for relief for or against Borrower as a debtor or bankrupt or seeking an adjustment of any of such parties’ debts, or any other relief under any state or federal bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including, without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any such party in any bankruptcy or reorganization proceeding, or the act of any of such parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any such parties, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to Lender herein, or in any other document executed in connection herewith.

6.11     Misrepresentation. If any representation or warranty made by Borrower in this Mortgage, any of the other Loan Documents, the application for the Loan made by or on behalf of Borrower or any other instrument or document modifying, renewing, extending, evidencing, securing or pertaining to the Note is false, misleading or erroneous in any material respect.

6.12     Judgments. The failure of Borrower to pay any money judgment in excess of $50,000.00 against any such party before the expiration of thirty (30) days after such judgment becomes final and no longer appealable.

6.13     Admissions Regarding Debts. The admission of Borrower in writing of its inability to pay its debts as they become due.

6.14    Assertion of Priority. The assertion of any claim of priority over this Mortgage, by title, lien, or otherwise, unless Borrower within thirty (30) days after such assertion either causes the assertion to be withdrawn or provides Lender with such security as Lender may require to protect Lender against all loss, damage, or expense, including attorneys’ fees, which Lender may incur in the event such assertion is upheld.

6.15     Other Loan Documents. The occurrence of any default by Borrower, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any of the Loan Documents other than this Mortgage.

6.16     Other Liens. The occurrence of any default by Borrower, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other consensual lien encumbering the Property, or any part thereof or interest therein, or any document or instrument evidencing obligations secured thereby.

6.17     Other Indebtedness. The occurrence of any default by Borrower, after the lapse of any applicable grace or cure period, or the occurrence of any event or circumstance defined as an Event of Default, under any other indebtedness incurred or owing by Borrower, or any document or instrument evidencing any obligation to pay such indebtedness which exceeds a value of $100,000.00.

ARTICLE 7

LENDER’S REMEDIES

Immediately upon or any time after the occurrence of any Event of Default hereunder, Lender may exercise any remedy available at law or in equity, including but not limited to those listed below and those listed in the other Loan Documents, in such sequence or combination as Lender may determine in Lender’s sole discretion:

7.1     Performance of Defaulted Obligations. Lender may make any payment or perform any other obligation under the Loan Documents or under Leases which Borrower has failed to make or perform, and Borrower hereby irrevocably appoints Lender as the true and lawful attorney-in-fact for Borrower to make any such payment and perform any such obligation in the name of Borrower. All payments made and expenses (including reasonable attorneys’ fees) incurred by Lender in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Secured Obligations and will be immediately due and payable by Borrower to Lender. In lieu of advancing Lender’s own funds for such purposes, Lender may use any funds of Borrower which may be in Lender’s possession, including but not limited to insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.

7.2     Specific Performance and Injunctive Relief. Notwithstanding the availability of legal remedies, Lender will be entitled to obtain specific performance, mandatory or prohibitory injunctive relief, or other equitable relief requiring Borrower to cure or refrain from repeating any Default.

7.3     Acceleration of Secured Obligations. Lender may, without notice or demand, declare all of the Secured Obligations immediately due and payable in full.

7.4     Suit for Monetary Relief. With or without accelerating the maturity of the Secured Obligations, Lender may sue from time to time for any payment due under any of the Loan Documents, or for money damages resulting from Borrower’s Default under any of the Loan Documents.

7.5     Possession of Property. To the extent permitted by law, Lender may enter and take possession of the Property without seeking or obtaining the appointment of a receiver, may employ a managing agent for the Property, and may lease or rent all or any part of the Property, either in Lender’s name or in the name of Borrower, and may collect the rents, issues, and profits of the Property. Any revenues collected by Lender under this Section will be applied first toward payment of all expenses (including attorneys’ fees) incurred by Lender, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance, if any, will be applied against the Secured Obligations in such order and manner as Lender may elect in its sole discretion.

7.6     Enforcement of Security Interests. Lender may exercise all rights of a secured party under the Code with respect to the Chattels and the Intangible Personalty, including but not limited to taking possession of, holding, and selling the Chattels and enforcing or otherwise realizing upon any accounts and general intangibles. Any requirement for reasonable notice of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made, will be satisfied by Lender’s giving of such notice to Borrower at least five (5) days prior to the time of any public sale or the time after which any private sale or other intended disposition is to be made.

7.7     Foreclosure Against Property.

(a)     Lender may bring an action in any court of competent jurisdiction to foreclose this Mortgage. Lender may sell the Property or any part thereof or interest therein pursuant to exercise of its STATUTORY POWER OF SALE or otherwise at public auction on terms and conditions as Lender may reasonably determine, or otherwise foreclose this Mortgage in any manner permitted by law, and upon such sale Borrower shall execute and deliver such instruments as Lender may request in order to convey and transfer all of the Borrower's interest in the Property, and the same shall operate to divest all rights, title and interest of Borrower in and to the Property. In addition, Lender may in its discretion subordinate this Mortgage to one or more Secondary Leases for the sole purpose of preserving any such Secondary Lease in the event of a foreclosure;

(b)     All fees, costs and expenses of any kind incurred by Lender in connection with foreclosure of this Mortgage, including, without limitation, the costs of any appraisals of the Property obtained by Lender, the cost of any title reports or abstracts, all costs of any receivership for the Property advanced by Lender, and all attorneys’ and consultants’ fees and expenses incurred by Lender, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Borrower to Lender at any foreclosure sale.

(c)     The proceeds of any sale under this Section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Obligations in such order and manner as Lender may elect in its sole discretion; any surplus remaining shall be paid over to Borrower or to such other person or persons as may be lawfully entitled to such surplus.

(d)     Nothing in this Section dealing with foreclosure procedures or specifying particular actions to be taken by Lender shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by the laws of the State, and any such inconsistency shall be resolved in favor of the State’s law applicable at the time of foreclosure.

(e)     This Mortgage is upon the STATUTORY CONDITION, for any breach of which Lender shall have the STATUTORY POWER OF SALE.

7.8     Appointment of Receiver. To the extent permitted by law, Lender shall be entitled, as a matter of absolute right and without regard to the value of any security for the Secured Obligations or the solvency of any person liable therefor, to the appointment of a receiver for the Property upon ex-parte application to any court of competent jurisdiction. Borrower waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver and its agents shall be empowered to (a) take possession of the Property and any businesses conducted by Borrower or any other person thereon and any business assets used in connection therewith, (b) exclude Borrower and Borrower’s agents, servants, and employees from the Property, (c) collect the rents, issues, profits, and income therefrom, (d) complete any construction which may be in progress, (e) do such maintenance and make such repairs and alterations as the receiver deems necessary, (f) use all stores of materials, supplies, and maintenance equipment on the Property and replace such items at the expense of the receivership estate, (g) pay all taxes and assessments against the Property and the Chattels, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, and (h) generally do anything which Borrower could legally do if Borrower were in possession of the Property. All expenses incurred by the receiver or its agents shall constitute a part of the Secured Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys’ fees incurred by the receiver and by Lender, together with interest thereon at the Default Rate from the date incurred until repaid, and the balance shall be applied toward the Secured Obligations in such order or manner as Lender may in its sole discretion elect or in such other manner as the court may direct. Unless sooner terminated with the express consent of Lender, any such receivership will continue until the Secured Obligations have been discharged in full, or until title to the Property has passed after foreclosure sale and all applicable periods of redemption have expired.

7.9     Right to Make Repairs, Improvements. Should any part of the Property come into the possession of Lender after an Event of Default, Lender may use, operate, and/or make repairs, alterations, additions and improvements to the Property for the purpose of preserving it or its value. Borrower covenants to promptly reimburse and pay to Lender, at the place where the Note is payable, or at such other place as may be designated by Lender in writing, the amount of all reasonable expenses (including the cost of any insurance, taxes, or other charges) incurred by Lender in connection with its custody, preservation, use or operation of the Property, together with interest thereon from the date incurred by Lender at the Default Rate, and all such expenses, costs, taxes, interest, and other charges shall be a part of the Secured Obligations. It is agreed, however, that the risk of accidental loss or damage to the Property is undertaken by Borrower and Lender shall have no liability whatsoever for decline in value of the Property, for failure to obtain or maintain insurance, or for failure to determine whether any insurance ever in force is adequate as to amount or as to the risks insured.

7.10     Surrender of Insurance. Lender may surrender the insurance policies maintained pursuant to the terms hereof, or any part thereof, and receive and apply the unearned premiums as a credit on the Secured Obligations and, in connection therewith, Borrower hereby appoints Lender (or any officer of Lender), as the true and lawful agent and attorney-in-fact for Borrower (with full powers of substitution), which power of attorney shall be deemed to be a power coupled with an interest and therefore irrevocable, to collect such premiums.

ARTICLE 8

ASSIGNMENT OF LEASES AND RENTS

8.1     Assignment of Secondary Leases and Rents. Borrower hereby unconditionally and absolutely grants, transfers and assigns unto Lender all rents, royalties, issues, profits and income (“Rents”) now or hereafter due or payable for the occupancy or use of the Property, and all Secondary Leases, whether written or oral, with all security therefor, including all guaranties thereof, now or hereafter affecting the Property; reserving unto Borrower, however, a license to collect and retain such Rents prior to the occurrence of any Event of Default. Such license shall be revocable by Lender without notice to Borrower at any time after the occurrence of an Event of Default. Borrower represents that the Rents and the Secondary Leases have not been heretofore sold, assigned, transferred or set over by any instrument now in force and will not at any time during the life of this assignment be sold, assigned, transferred or set over by Borrower or by any person or persons whomsoever; and Borrower has good right to sell, assign, transfer and set over the same and to grant to and confer upon Lender the rights, interest, powers and authorities herein granted and conferred. Failure of Lender at any time or from time to time to enforce the assignment of Rents and Leases under this Section shall not in any manner prevent its subsequent enforcement, and Lender is not obligated to collect anything hereunder, but is accountable only for sums actually collected.

8.2     Further Assignments. Borrower shall give Lender at any time upon demand any further or additional forms of assignment or transfer of such Rents, Secondary Leases and security as may be reasonably requested by Lender, and shall deliver to Lender executed copies of all such Secondary Leases and security.

8.3     Application of Rents. After an Event of Default shall have occurred, Lender shall be entitled to deduct and retain a just and reasonable compensation from monies received hereunder for its services or that of its agents in collecting such monies. Any monies received by Lender hereunder may be applied when received from time to time in payment of any taxes, assessments or other liens affecting the Property regardless of the delinquency, such application to be in such order as Lender may determine. The acceptance of this Mortgage by Lender or the exercise of any rights by it hereunder shall not be, or be construed to be, an affirmation by it of any Secondary Lease nor an assumption of any liability under any Secondary Lease.

8.4     Collection of Rents. Upon or at any time after an Event of Default shall have occurred and be continuing, Lender may declare all sums secured hereby immediately due and payable, and may, at its option, without notice, and whether or not the Secured Obligations shall have been declared due and payable, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, (a) enter upon, take possession of, manage and operate the Property, or any part thereof (including without limitation making necessary repairs, alterations and improvements to the Property); (b) make, cancel, enforce or modify Secondary Leases; (c) obtain and evict tenants; (d) fix or modify Rents; (e) do any acts which Lender deems reasonably proper to protect the security thereof; and (f) either with or without taking possession of the Property, in its own name sue for or otherwise collect and receive such Rents, including those past due and unpaid. In connection with the foregoing, Lender shall be entitled and empowered to employ attorneys, and management, rental and other agents in and about the Property and to effect the matters which Lender is empowered to do, and in the event Lender shall itself effect such matters, Lender shall be entitled to charge and receive reasonable management, rental and other fees therefor as may be customary in the area in which the Property is located; and the reasonable fees, charges, costs and expenses of Lender or such persons shall be additional Secured Obligations. Lender may apply all funds collected as aforesaid, less costs and expenses of operation and collection, including reasonable attorneys’ and agents’ fees, charges, costs and expenses, as aforesaid, upon any Secured Obligations, and in such order as Lender may determine. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid shall not cure or waive any Default or waive, modify or affect notice of Default under the Note or this Mortgage or invalidate any act done pursuant to such notice.

8.5     Authority of Lender. Any tenants or occupants of any part of the Property are hereby authorized to recognize the claims of Lender hereunder without investigating the reason for any action taken by Lender, or the validity or the amount of secured obligations owing to Lender, or the existence of any Default in the Note or this Mortgage, or under or by reason of this assignment of Rents and Leases, or the application to be made by Lender of any amounts to be paid to Lender. The sole signature of Lender shall be sufficient for the exercise of any rights under this assignment and the sole receipt of Lender for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rentals collected under this assignment of Rents and Leases shall be drawn to the exclusive order of Lender.

8.6     Indemnification of Lender. Nothing herein contained shall be deemed to obligate Lender to perform or discharge any obligation, duty or liability of any lessor under any Secondary Lease of the Property, and Borrower shall and does hereby indemnify and hold Lender harmless from any and all liability, loss or damage which Lender may or might incur under any Secondary Lease or by reason of the assignment; and any and all such liability, loss or damage incurred by Lender, together with the costs and expenses, including reasonable attorneys’ fees, incurred by Lender in defense of any claims or demands therefor (whether successful or not), shall be additional Secured Obligations, and Borrower shall reimburse Lender therefor on demand.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1     Time of the Essence. Time is of the essence with respect to all of Borrower’s obligations under the Loan Documents.

9.2     Waiver of Homestead and Other Exemptions. To the extent permitted by law, Borrower hereby waives all rights to any homestead or other exemption to which Borrower would otherwise be entitled under any present or future constitutional, statutory, or other provision of applicable state or federal law. Borrower hereby waives any right it may have to require Lender to marshal all or any portion of the security for the Secured Obligations.

9.3     Rights and Remedies Cumulative. Lender’s rights and remedies under each of the Loan Documents are cumulative of the rights and remedies available to Lender under each of the other Loan Documents and those otherwise available to Lender at law or in equity. No act of Lender shall be construed as an election to proceed under any particular provision of any Loan Document to the exclusion of any other provision in the same or any other Loan Document, or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Lender.

9.4     No Implied Waivers. Lender shall not be deemed to have waived any provision of any Loan Document unless such waiver is in writing and is signed by Lender. Without limiting the generality of the preceding sentence, neither Lender’s acceptance of any payment with knowledge of a Default by Borrower, nor any failure by Lender to exercise any remedy following a Default by Borrower shall be deemed a waiver of such Default, and no waiver by Lender of any particular Default on the part of Borrower shall be deemed a waiver of any other Default or of any similar Default in the future.

9.5     No Third-Party Rights. No person shall be a third-party beneficiary of any provision of any of the Loan Documents. All provisions of the Loan Documents favoring Lender are intended solely for the benefit of Lender, and no third party shall be entitled to assume or expect that Lender will not waive or consent to modification of any such provision in Lender’s sole discretion.

9.6     Preservation of Liability and Priority. Without affecting the liability of Borrower or of any other person (except a person expressly released in writing) for payment and performance of all of the Secured Obligations, and without affecting the rights of Lender with respect to any security not expressly released in writing, and without impairing in any way the priority of this Mortgage over the interests of any person acquired or first evidenced by recording subsequent to the recording hereof, Lender may, either before or after the maturity of the Note, and without notice or consent: (a) release any person liable for payment or performance of all or any part of the Secured Obligations; (b) make any agreement altering the terms of payment or performance of all or any of the Secured Obligations; (c) exercise or refrain from exercising, or waive, any right or remedy which Lender may have under any of the Loan Documents; (d) accept additional security of any kind for any of the Secured Obligations; or (e) release or otherwise deal with any real or personal property securing the Secured Obligations. Any person acquiring or recording evidence of any interest of any nature in the Property, the Chattels, or the Intangible Personalty shall be deemed, by acquiring such interest or recording any evidence thereof, to have agreed and consented to any or all such actions by Lender.

9.7     Subrogation of Lender. Lender shall be subrogated to the lien of any previous encumbrance discharged with funds advanced by Lender under the Loan Documents, regardless of whether such previous encumbrance has been released of record.

9.8     Notices. Any notice required or permitted to be given by Borrower or Lender under this Mortgage shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

If to Borrower:

Americann, Inc.

1550 Wewatta Street

Denver, CO 80202

Attention: Tim Keogh, President

If to Lender:

MA Investor, LLC

18 Inverness Place E

Englewood, CO 80112

Attention: Director of Capital Markets

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section.

9.9     Defeasance. Upon payment and performance in full of all of the Secured Obligations, Lender will promptly execute and deliver to Borrower such documents as may be required to release this Mortgage of record.

9.10    Illegality. If any provision of this Mortgage is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Mortgage, the legality, validity, and enforceability of the remaining provisions of this Mortgage shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Mortgage a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If the rights and liens created by this Mortgage shall be invalid or unenforceable as to any part of the Secured Obligations, then the unsecured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on the Secured Obligations shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Secured Obligations.

9.11     Usury Savings Clause. It is expressly stipulated and agreed to be the intent of Lender and Borrower at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of the Note, any prepayment by Borrower, or any other circumstance whatsoever, results in Borrower having paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, at Lender’s option, paid over to Borrower), and the provisions of the Note and other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Secured Obligations evidenced hereby or by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Secured Obligations until payment in full so that the rate or amount of interest on account of such Secured Obligations does not exceed the maximum rate or amount of interest permitted under applicable law. The term “applicable law” as used herein shall mean any federal or state law applicable to the Loan.

9.12     Obligations Binding Upon Borrower’s Successors. This Mortgage is binding upon Borrower and Borrower’s successors and assigns, and shall inure to the benefit of Lender, and its successors and assigns, and the provisions hereof shall likewise be covenants running with the land. The duties, covenants, conditions, obligations, and warranties of Borrower in this Mortgage shall be joint and several obligations of Borrower and Borrower’s successors and assigns.

9.13     Construction. All pronouns and any variations of pronouns herein shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires.

9.14     Attorneys’ Fees. Any reference in this Mortgage to attorneys’ or counsel’s fees paid or incurred by Lender shall be deemed to include paralegals’ fees and legal assistants’ fees. Moreover, wherever provision is made herein for payment of attorneys’ or counsel’s fees or expenses incurred by Lender, such provision shall include but not be limited to, such fees or expenses incurred in any and all judicial, bankruptcy, reorganization, administrative, or other proceedings, including appellate proceedings, whether such fees or expenses arise before proceedings are commenced, during such proceedings or after entry of a final judgment.

9.15     Waiver of Jury Trial. LENDER AND BORROWER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS MORTGAGE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND BORROWER TO ENTER INTO THE LOAN.

9.16     Governing Laws. The substantive laws of the State shall govern the validity, construction, enforcement and interpretation of this Mortgage.

9.17    Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the Loan and supersede all prior agreements, understandings or negotiations with respect thereto, whether written or oral.

9.18     Bankruptcy Code.

(a)     Attachment to Right to Remain in Possession. The lien of this Mortgage shall attach to all of Borrower’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, including, without limitation, all of Borrower’s rights to remain in possession of the property, estate and interest conveyed under this Mortgage.

(b)    Borrower’s Election to Treat Primary Lease as Terminated. Borrower shall not without Lender’s prior written consent elect to treat the Primary Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Lender’s consent shall be void.

(c)     Assignment of Claim for Damages. Borrower hereby unconditionally assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising from any rejection by the landlord under the Primary Lease (i.e., the fee owner) under the Bankruptcy Code. Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of the Primary Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the landlord under the Primary Lease under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by the Mortgage shall have been satisfied and discharged in full. Any amounts received by Lender as damages arising out of the rejection of the Primary Lease as aforesaid shall be applied first to all costs and expenses of Lender (including, without limitation, attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph.

(d)     Disapproval of Rent Offset. If pursuant to Subsection 365(h)(1)(B) of the Bankruptcy Code, Borrower shall seek to offset against the rent reserved in the Primary Lease the amount of any damages caused by the nonperformance by the landlord under the Primary Lease of any of such landlord’s obligations under the Primary Lease after the rejection by such landlord of the Primary Lease under the Bankruptcy Code, Borrower shall, prior to effecting such offset, notify Lender of its intent so to do, setting forth the amounts proposed to be so offset and the basis therefor. Lender shall have the right to object to all or any part of such offset, and, in the event of such objection, Borrower shall not effect any offset of the amounts so objected to by Lender. If Lender shall have failed to object as aforesaid within ten (10) days after notice from Borrower in accordance with the first sentence of this paragraph, Borrower may proceed to effect such offset in the amounts set forth in Borrower’s notice. Neither Lender’s failure to object as aforesaid nor any objection or other communication between Lender and Borrower relating to such offset shall constitute an approval of any such offset by Lender. Borrower shall pay and protect Lender, and indemnify and save Lender harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, attorneys’ fees) arising from or relating to any offset by Borrower against the rent reserved in the Primary Lease.

(e)     Control of Litigation. If any action, proceeding, motion or notice shall be commenced or filed in respect of the landlord under the Primary Lease or the estate, interest or property conveyed by Borrower hereunder in connection with any case under the Bankruptcy Code, Lender shall have the option, to the exclusion of Borrower, exercisable upon notice from Lender to Borrower, to conduct and control any such litigation with counsel of Lender’s choice. Lender may proceed in its own name or in the name of Borrower in connection with any such litigation, and Borrower agrees to execute any and all powers, authorizations, consents or other documents required by Lender in connection therewith. Borrower shall, upon demand, pay to Lender all costs and expenses (including attorneys’ fees) paid or incurred by Lender in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Borrower as aforesaid shall be secured by the lien of the Mortgage and shall be added to the principal amount of the indebtedness secured hereby. Borrower shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Primary Lease in any such case under the Bankruptcy Code without the prior written consent of Lender.

(f)     Notice of Filing of Petition by or Against the Landlord Under the Primary Lease. Borrower shall, after obtaining knowledge thereof, promptly notify Lender orally of any filing by or against the landlord under the Primary Lease of a petition under the Bankruptcy Code, by telephonic notice to the location for Lender stated herein for notice. Borrower shall thereafter forthwith give written notice of such filing to Lender setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed and the relief sought therein. Borrower shall promptly deliver to Lender, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating thereto.

(g)     Lender’s Assumption of the Primary Lease. If there shall be filed by or against Borrower a petition under the Bankruptcy Code and Borrower as lessee under the Primary Lease shall determine to reject the Primary Lease pursuant to Section 365(a) of the Bankruptcy Code, Borrower shall give Lender not less than ten (10) days prior notice of the date on which Borrower shall apply to the Bankruptcy Court for authority to reject the Primary Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten (10) day period a notice stating that (i) Lender demands that Borrower assume and assign the Primary Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Primary Lease. If Lender shall serve upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Primary Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given subject to the performance by Lender of the covenant provided for in clause (ii) in the preceding sentence.

(h)     Extension of Rejection Period. Effective upon the entry of an order for relief in respect of Borrower under the Bankruptcy Code, Borrower hereby assigns and transfers to Lender a nonexclusive right to apply to the Bankruptcy Court under Subsection 365(d) of the Bankruptcy Code for an order extending the period during which the Primary Lease may be rejected or assumed.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage under seal as of the date first mentioned above.

AMERICANN, INC., a Colorado corporation

By:	/s/ Timothy Keogh
Name:	Timothy Keogh
Title:	Chief Executive Officer

EXHIBIT A
to
MORTGAGE

(Legal Description)

All of Borrower’s right, title and interest under that certain Area #1 Ground Lease dated as of August 2, 2019 between Massachusetts Medical Properties LLC, a Delaware limited liability company, as Landlord, and AmeriCann, Inc., a Colorado corporation, as Tenant (the “Primary Lease”), affecting the tracts of land located in the Town of Freetown, Bristol County, Massachusetts described as follows:

Area #1 as shown on an ALTA/NSPS Land Title Survey Plan prepared by Kelly Engineering Group, Inc., 7 Campanelli Drive, Freetown, Massachusetts dated July 30, 2019 (hereinafter referred to as the “Plan”), being a portion of the premises shown on a plan entitled “Campanelli Freetown Land, LLC, Campanelli Drive, Freetown, Massachusetts, dated 08/07/07, rev 08/13/07, prepared by Kelly Engineering Group, Inc.” recorded August 16, 2007 with the Bristol County Registry of Deeds in Plan Book 144, Page 12 (“Recorded Plan”), and more particularly described as follows:

Beginning at a concrete bound marking the point of reverse curvature of a curve of radius 90.00’ and a curve of radius 100.00’ as shown on the Recorded Plan, thence continuing along the southerly side of Campanelli Drive 72.86 feet to the true point of beginning;

Thence running S42° 46' 34"E a distance of 53.35' to a point;

Thence turning and running along a curve to the left having a radius of 108.66’ and an arc length of 28.95’;

Thence turning and running S58° 02' 19"E a distance of 21.71'to a point;

Thence turning and running along a curve to the left having a radius of 100.00’ and an arc length of 33.76’;

Thence turning and running S77° 22' 45"E a distance of 203.03' to a point;

Thence turning and running S12° 35' 41"W a distance of 587.75' to a point;

Thence turning and running N85° 14' 07"W a distance of 200.27' to a point;

Thence turning and running N10° 25' 34"W a distance of 394.50' to a point;

Thence turning and running N16° 01' 41"E a distance of 173.38' to a point;

Thence turning and running along a curve to the left having a radius of 90.00’ and an arc length of 66.43’;

Thence turning and running along a curve to the right having a radius of 100.00’ and an arc length of 72.86’ to the point of beginning.

The described area contains 4.29 acres, more or less, according to said Plan.

Together with the right to access Area #4 as shown on said Plan, in common with others entitled thereto, for access to and egress from Campanelli Drive, as more particularly described as follows:

Beginning at the northwest corner of the herein described parcel, said point being on the southerly side of Campanelli Drive;

Thence and running along a curve to the right having a radius of 100.00’ and an arc length of 12.42’, to a point;

Thence turning and running N47° 13' 25"E a distance of 31.06' to a point;

Thence turning and running along a curve to the right having a radius of 200.00’ and an arc length of 83.83’, to a point;

Thence turning and running along a curve to the left having a radius of 40.18’ and an arc length of 103.64’, to a point;

Thence turning and running S77° 22' 45"E a distance of 282.80' to a point;

Thence turning and running S12° 35' 41"W a distance of 34.45' to a point;

Thence turning and running S12° 35' 41"W a distance of 127.77' to a point;

Thence turning and running N77° 22' 45"W a distance of 62.24' to a point;

Thence turning and running N12° 35' 41"E a distance of 86.89' to a point;

Thence turning and running N77° 22' 45"W a distance of 203.03' to a point;

Thence turning and running along a curve to the right having a radius of 100.00’ and an arc length of 33.76’, to a point;

Thence turning and running N58° 02' 19"W a distance of 21.71' to a point;

Thence turning and running along a curve to the right having a radius of 108.66’ and an arc length of 28.95’ to a point;

Thence turning and running N42° 46' 34"W a distance of 53.35' to the point of beginning.

The described area contains 0.79 acres, more or less.